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                                                                                 Exhibit 11

                                          VIAD CORP
                         STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                        (000 omitted)
                                                           Year ended December 31,
                                            ----------------------------------------------
                                                    1996             1995             1994
PRIMARY:                                     -----------      -----------      -----------
Net income (loss)                         $       28,377   $      (16,559)  $      140,311
Less: Preferred stock dividends                   (1,125)          (1,124)          (1,123)
      Subsidiary dilutive securities                                                    (9)
                                              ----------      -----------      -----------
                                          $       27,252   $      (17,683)  $      139,179
                                              ==========      ===========      ===========
Weighted average common shares
  outstanding before common
  equivalents                                     89,173           86,865           85,069
Common equivalent stock options                    2,464            1,842            1,577
                                              ----------      -----------      -----------
                                                  91,637           88,707           86,646
                                              ==========      ===========      ===========

Net income (loss) per share (dollars)     $         0.30   $        (0.20)  $         1.61
                                              ==========      ===========      ===========

FULLY DILUTED:
Adjusted net income (loss) per above      $       27,252   $      (17,683)  $      139,179
                                              ==========      ===========       ==========

Average common and equivalent
  shares per above                                91,637           88,707           86,646
Common equivalent stock options                      573              934
                                              ----------      -----------       ----------
                                                  92,210           89,641           86,646
                                              ==========      ===========       ==========

Net income (loss) per share (dollars)     $         0.30   $        (0.20)  $         1.61
                                              ==========      ===========       ==========

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